Exhibit 5.1

23 February 2023

Tronox Holdings PLC
Laporte Road
Stallingborough
Grimsby
North East Lincolnshire
England
DN40 2PR

Re: Tronox Holdings PLC – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special English counsel to Tronox Holdings PLC (the “Company”), a public limited company incorporated under the laws of England and Wales, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) relating to the offering from time to time, together or separately, of an unspecified number of (a) ordinary shares with a nominal value of $0.01 each (the “Ordinary Shares”), (b) preference shares (the “Preference Shares” and, together with the Ordinary Shares, the “Securities”) and (c) debt securities.

The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In connection with the Registration Statement, we have been asked to provide an opinion on certain matters as set out below. We have taken instruction in this regard solely from the Company.

We understand that the Securities are not and are not intended to be admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement; and

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(b)
a certificate dated 23 February 2023 signed by an authorised signatory of the Company (the “Company’s Certificate”) relating to certain factual matters and having annexed thereto and certified as true, complete and up-to-date a copy of the current articles of association of the Company adopted with effect from 27 March 2019.

In rendering the opinions expressed below we have assumed and not verified:

(a)
the genuineness of all signatures, stamps and seals, the authenticity and completeness of all documents supplied to us and the conformity to the originals of all documents supplied to us as photocopies, facsimile or electronic copies;

(b)	that, where a document has been examined by us in draft, specimen or certificated form, it has been or will be executed in the form of that draft, specimen or certificate;

(c)	the accuracy as to factual matters of each document we have reviewed, including, without limitation, the accuracy and completeness of all statements in the Company’s Certificate;

(d)
that the Company has fully complied with its obligations under all applicable anti-terrorism, anti-money laundering, sanctions and human rights legislation, and that each allotment and issue of Securities in the manner contemplated in the Registration Statement will be compliant with such laws;

(e)	that no document has been entered into by any of the parties thereto in connection with any money laundering or any other unlawful activity;

(f)
that all consents, approvals, notices, filings and registrations which are necessary under any applicable laws or regulations (other than laws or regulations of England and Wales) in order to permit the allotment and issue of any Securities in the manner contemplated in the Registration Statement have been or will be duly made or obtained;

(g)
that there are no provisions of the laws of any jurisdiction outside England and Wales that would have any implication for the opinions we express and that, insofar as the laws of any jurisdiction outside England and Wales may be relevant to this opinion letter, such laws have been and will be complied with;

(h)
that the Company has complied with all applicable provisions of the Financial Services Act 2012 and the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any applicable secondary legislation made under any of the foregoing with respect to anything done by the Company in relation to the Securities from or otherwise involving the United Kingdom (including Sections 19 (carrying on a regulated activity), 21 (financial promotion), and 85 (public offers) of FSMA);

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(i)
that at the time the Board allots any Securities, or grants any rights to subscribe for or to convert any security into Securities, it: (i) is authorized to do so for the purposes of section 551 of the Companies Act 2006 (the “Companies Act”) pursuant to an ordinary resolution validly passed by the Company’s shareholders or the Company’s articles of association in force at that time; and (ii) as may be required, has the power to do so free of the restrictions in section 561 of the Companies Act pursuant to a special resolution validly passed by the Company’s shareholders or the Company’s articles of association in force at that time for the purposes of sections 570 or 571 of the Companies Act, and in each case where relevant such resolutions and authorities remaining in full force and effect and not having expired, been rescinded or amended;

(j)
that at the time of each allotment and issue of any Securities the Company shall have received in full consideration equal to the subscription price or other consideration for such Securities and shall have entered the holder or holders thereof in the register of members of the Company showing that all such Securities shall have been fully paid up as to their nominal value and any premium thereon as at each allotment date; and

(k)	that at the time of each issue of any Securities, the issue price or other consideration for such issue is not less than the nominal value, if any, of the Security.

Based on the foregoing, and subject to the further qualifications and limitations set forth below, it is our opinion that:

1.          The Ordinary Shares, when issued in accordance with all necessary corporate action of the Company and the provisions of the Company’s articles of association in force at that time, and subject to receipt by the Company of the aggregate issue price or other consideration in respect of such Ordinary Shares, will be validly issued, fully paid and non-assessable (for the purposes of this opinion, “non-assessable” means that no further contributions in respect of the Securities will be required to be made to the Company by the holders thereof, by reason solely of their being such holders).

2.          The Preferred Shares, when issued in accordance with all necessary corporate action of the Company and the provisions of the Company’s articles of association in force at that time, and subject to receipt by the Company of the aggregate issue price or other consideration in respect of such Preferred Shares, will be validly issued, fully paid and non-assessable.

The opinions set out above are limited to the laws of England and Wales in force as at the date of this opinion letter (taking into account the effect of the Agreement on the withdrawal of the United Kingdom of Great Britain and Northern Ireland from the European Union and the European Atomic Energy Community and the European Union (Withdrawal) Act 2018), as currently applied by the courts in England and Wales, and are given on the basis that this opinion letter and any non-contractual obligations arising out of or in connection with it will be governed by and construed in accordance with English law.

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We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement under the caption “Legal Matters” as counsel for the Company who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Tihir Sarkar
Tihir Sarkar, a Partner